UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 31, 2021

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis,Missouri 63103 (314) 621-3222	43-1723446
1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AEE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

Emerging Growth Company
Ameren Corporation	☐
Union Electric Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Ameren Corporation	☐
Union Electric Company	☐

ITEM 8.01	Other Events.
Reference is made to Rates and Regulation under Part I, Item 1. Business; Overview and Outlook under Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Note 2 – Rate and Regulatory Matters to our financial statements under Part II, Item 8. Financial Statements and Supplementary Data, each in the Annual Report on Form
10-K
for the year ended December 31, 2020 (“2020 Form
10-K”)
of registrants Ameren Corporation (“Ameren”) and Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), for a discussion of the rate orders issued by the Missouri Public Service Commission (“MoPSC”) in March 2020 and August 2019, as well as Ameren Missouri’s intention to file for electric and natural gas service regulatory rate reviews with the MoPSC in 2021.
On March 31, 2021, Ameren Missouri filed requests with the MoPSC seeking approval to increase its annual revenues for electric service by $299 million and its annual revenues for natural gas delivery service by $9 million.
Electric Service Rate Review
The electric service rate request is based on a 9.90% return on common equity, a capital structure composed of 51.9% common equity, an electric rate base of $10.0 billion, and a test year ended December 31, 2020, with pro-forma
adjustments expected through an anticipated
true-up
date of September 30, 2021. The request includes the continued use of the fuel adjustment clause and existing regulatory mechanisms for pension and other postretirement benefits, uncertain income tax positions, and certain excess deferred taxes that the MoPSC previously authorized in earlier electric rate orders. Additionally, the request includes a tracker to recover costs associated with the Meramec Energy Center, which is expected to be retired in 2022, over a five-year period from the date new rates become effective.
The requested increase in annual revenues for electric service reflects:

•	increased infrastructure investments made under Ameren Missouri’s Smart Energy Plan;

•
the impact of the transition to a cleaner generation portfolio, including advancing the retirement dates of the Sioux and Rush Island energy centers consistent with Ameren Missouri’s 2020 Integrated Resource Plan, 700 megawatts of wind generation investment for the High Prairie and Atchison renewable energy centers, and reductions resulting from the requested Meramec Energy Center retirement tracker;

•	decreased weather-normalized customer sales volumes; and

•	increased pension and other post-retirement benefits and tax amortization expenses, partially offset by decreased other operations and maintenance expenses.
Natural Gas Service Rate Review
The natural gas delivery service rate request is based on a 9.80% return on common equity, a capital structure composed of 51.9% common equity, a natural gas service rate base of $310 million, and a test year ended December 31, 2020, with certain pro-forma
adjustments expected through an anticipated
true-up
date of September 30, 2021.
The request includes the continued use of regulatory recovery mechanisms for purchased gas adjustments, infrastructure system replacement surcharges, delivery charge adjustment, pension and other postretirement benefits, and certain excess deferred taxes that the MoPSC previously authorized in earlier natural gas rate orders.
The MoPSC proceedings relating to the proposed electric and natural gas service rate changes will take place over a period of up to 11 months, with decisions by the MoPSC expected by January 2022 and new rates effective by March 1, 2022. Ameren Missouri cannot predict the level of any electric or natural gas service rate changes the MoPSC may approve, when any rate changes may go into effect, whether the requested regulatory recovery mechanisms will be approved, or whether any rate changes that may eventually be approved will be sufficient for

Ameren Missouri to recover its costs and earn a reasonable return on its investments when any rate change goes into effect.

This combined Form
8-K
is being filed separately by Ameren Corporation and Union Electric Company. Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

By:	/s/ Michael L. Moehn
Name:	Michael L. Moehn
Title:	Executive Vice President and
Chief Financial Officer

UNION ELECTRIC COMPANY
(Registrant)

By:	/s/ Martin J. Lyons, Jr.
Name:	Martin J. Lyons, Jr.
Title:	Chairman and President
Date: March 31, 2021

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